EX-99.77Q1 OTHER EXHIBITS

Exhibit 77(Q1) - Addendum to
Question 7C

Question 7.c
Addendum to Question 7.c on Form N-SAR

List the name of each series or
portfolio and give a consecutive
number to each series or portfolio
in excess of the 99 consecutive
series or portfolios permitted by
the form.

Series Number    Series Name
Is this the last filing for this
series? (Y or N)

104     361 Domestic Long/Short
Equity Fund                     N
105 		Berwyn Fund	N
106 		Berwyn Income
Fund			        N
107 		Berwyn
Cornerstone Fund		N

Please refer to the 361 Domestic
Long/Short Equity Fund, Berwyn Fund,
Berwyn Income Fund and Berwyn
Cornerstone Fund annual
reports to shareholders dated October
31, 2016 to be filed on Form N-CSRS
for additional information
concerning the Fund.